UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2003

Novitron International, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-12716	04-2573920
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code)	(617) 527-9933

N/A

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

On September 25, 2003, the Company held a Special Meeting in Lieu of Annual Meeting of Stockholders. At the meeting, the Company’s stockholders, in addition to approving the election of Israel M. Stein, M.D., Randal J. Kirk, Larry D. Horner, and Arthur B. Malman to serve as directors of the Company and ratifying the selection of Deloitte & Touche LLP to act as the Company’s independent auditor for the current fiscal year, approved proposals to effect amendments to the Company’s Certificate of Incorporation, as amended, to (1) change the Company’s name from Novitron International, Inc. to Clinical Data, Inc.; (2) increase the number of shares of Common Stock, $.01 par value per share, that the Company is authorized to issue from 6,000,000 shares to 12,000,000 shares; and (3) increase the number of shares of Preferred Stock, $.01 par value per share, that the Company is authorized to issue from 1,000,000 shares to 1,500,000 shares. In addition, the Company’s stockholders approved the convertibility of the Company’s Series A Preferred Stock and the conversion of such shares into shares of the Company’s Common Stock. All of such shares of Series A Preferred Stock had been issued in connection with the Company’s previously announced acquisitions of Group Practice Services Incorporated and Landmark Scientific Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVITRON INTERNATIONAL, INC.
Registrant
Date: September 26, 2003	/s/ Israel M. Stein MD
Israel M. Stein MD Chairman of the Board Principal Executive Officer